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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF BIOMED REALTY TRUST, INC. AS OF DECEMBER 31, 2004:

                                                     Jurisdiction of
                                                       Formation/
Name                                                  Incorporation
----                                                 ---------------

BioMed Realty, L.P.                                      Maryland
BioMed Realty Holdings, Inc.                             Maryland
BioMed Realty LLC                                        Delaware
BMR-34790 Ardentech Court LLC                            Delaware
BMR-8808 Balboa Avenue LLC                              California
BMR-Bayshore Boulevard LLC                               Delaware
BMR-6411 Beckley Street LLC                              Delaware
Guilford Real Estate Trust 1998-1                          Utah
BMR-17190 Bernardo Center Drive LLC                      Delaware
BMR-Bridgeview Technology Park LLC                       Delaware
BMR-3030 Bunker Hill Street LLC                          Delaware
BMR-2600 Eisenhower Road LLC                             Delaware
BMR-201 Elliott Avenue LLC                               Delaware
BMR-201 Industrial Road LLC                              Delaware
BMR-145 King of Prussia Road GP LLC                      Delaware
BMR-145 King of Prussia Road LP                          Delaware
BMR-Landmark at Eastview LLC                             Delaware
BMR-10165 McKellar Court GP LLC                         California
10165 McKellar Court LP                                 California
BMR-3450 Monte Villa Parkway LLC                         Delaware
BMR-10255 Science Center Drive LLC                       Delaware
BMR-9885 Towne Centre Drive LLC                          Delaware
BMR-6611 Tributary Street LLC                            Maryland